UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   May 8, 2008

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, effective May 8, 2008, James D. Lightner was elected to serve as Chairman of the Board of Directors of Forest Oil Corporation.   Mr. Lightner has served as a director of Forest since 2004 and also serves as Chairman of two standing committees of the Board, including the Compensation Committee and the Executive Committee.  In addition, in conjunction with the Annual Meeting of Shareholders, effective May 8, 2008, the Board decreased the number of members of the Board from eight to seven members.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 8, 2008, the Board of Directors approved an amendment to the Bylaws as restated on February 14, 2001 (the “Bylaws”).  The amendment (“Amendment No. 4”) is effective immediately and replaces in its entirety Article I, Section 4 of the Bylaws concerning the advance notification requirements for any shareholder proposals, including without limitation any nominations of candidates for election as directors of Forest, if such matter is to be brought before an annual meeting or special meeting of the shareholders.  Section 4, as amended, shall be the exclusive means for a shareholder to make nominations or submit other business before a meeting of Forest’s shareholders.

Generally, Amendment No. 4 extends the advance notification periods for shareholder proposals, clarifies the application of advance notice provision to extend to all proposals and nominations for election as directors of Forest, revises and expands the scope of information that a shareholder needs to provide to Forest in connection with any proposal, and requires the person making the proposal to provide Forest with a completed written questionnaire concerning the director nominee and provide certain representations to Forest.  Section 4 requires that a shareholder making a proposal must be a holder of record at the time of giving the required notice and, as of the time of the meeting, be entitled to vote at the meeting, and comply with the other requirements contained in Section 4. To be timely, any nomination or any other business to be brought before the annual meeting must be in writing and delivered to Forest not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary date on which Forest first mailed its proxy materials and/or its notice of access to proxy materials for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding year’s annual meeting, notice by the shareholder to be timely must be delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 100th day prior to the date of such meeting or, if the first public announcement of the date of such meeting is less than 100 days prior to the date of such meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by Forest.  Amendment No. 4 also includes advance notice requirements regarding any proposals to be presented at any special meeting of shareholders that are similar to the advance notification provisions concerning any annual meetings of shareholders.  The adjournment or postponement of an annual meeting or special meeting will not commence a new time period for the giving of a shareholder’s notice.

As amended, Section 4 requires that a shareholder making a proposal provide Forest with certain information, including information about their proposal, their ownership interest in Forest (including, for example, any derivative instruments directly or indirectly owned beneficially by the shareholder), and other economic interests in Forest’s securities and the proposal, and the reason for conducting any such business at the meeting.

Previously, the advance notice periods included in Article I, Section 4 of the Bylaws required a shareholder to provide prior notice not less than 60 days nor more than 90 days prior to the first anniversary of the date on which Forest first mailed its proxy materials to shareholders for the preceding year’s annual meeting; provided, if the date of the annual meeting was advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, a shareholder notice, to be timely, had to be delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting, or not later than the 10th day following the date on which the public announcement of the date of the meeting was made.  The superseded advance notice provisions applied to special meetings as well as annual meetings, but did not apply to proposals that were made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

A complete copy of Amendment No.4 to the Bylaws is included in this Current Report on Form 8-K as Exhibit 3.1.  Forest intends to file a complete copy of its Bylaws, as amended by Amendment No.4, as an Exhibit to its next quarterly report on Form 10-Q.

Item 7.01                                             Regulation FD Disclosure.

On May 8, 2008, Forest announced that it had secured commitments from its existing and new lenders under its bank credit facilities to amend the credit facilities and to exercise an accordion option to increase the size of the credit facilities.  The pending amendment and accordion option will increase the combined commitments under the U.S. credit facility and the Canadian credit facility to $1.8 billion and establish the global borrowing base at $1.8 billion.   Currently, the lender commitments under the credit facility total $1 billion and the global borrowing base is set at $1.4 billion.  The amended credit facilities will consist of the U.S. credit facility in the increased amount of $1.65 billion and the Canadian credit facility in the amount of $150 million.     Forest expects to complete the amendment documentation and implement the expanded credit facilities in mid-May, 2008.

The information in this Current Report under Item 7.01 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit	Description

3.1	Amendment No. 4 dated May 8, 2008 to the Bylaws of Forest Oil Corporation Restated on February 14, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated:	May 9, 2008	By	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV
Senior Vice President, General
Counsel and Secretary

Index to Exhibits Filed with the Current Report on Form 8-K

Exhibit	Description

3.1	Amendment No. 4 dated May 8, 2008 to the Bylaws of Forest Oil Corporation Restated on February 14, 2001.